UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

 ____________________

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STANDARD PREMIUM FINANCE HOLDINGS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STANDARD PREMIUM FINANCE HOLDINGS, INC.

13590 SW 134th Avenue,

Suite 214

Miami, FL 33186

Dear Fellow Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Standard Premium Finance Holdings, Inc. which will be held at Three Lakes Clubhouse, 13321 SW 151st Terrace, Miami, Florida 33186 at 4:00 p.m., on Friday, June 12, 2026.

During the meeting, we will conduct the business described in the Notice of Annual Meeting of Stockholders and Proxy Statement. I hope you will be able to attend.

We are following Securities and Exchange Commission rules which enable us to provide proxy materials for the 2026 Annual Meeting on the Internet instead of automatically mailing printed copies. This allows us to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact from printing, mailing and disposing of paper copies. Stockholders of record will receive a notice with instructions on how to access those documents over the internet and request a paper copy of our proxy materials, including this proxy statement, our 2025 Annual Report and voting instructions. Stockholders whose shares are held in a brokerage account will receive this information from their broker.

Whether or not you plan to attend the Annual Meeting, it is important that you vote by following the voting instructions provided by the Company or your broker. If you attend the Annual Meeting and decide to vote in person, you may revoke your proxy.

On behalf of the directors, officers and employees of Standard Premium Finance Holdings, Inc., I thank you for your continued support.

Sincerely,

William J. Koppelmann
Chairman and Chief Executive Officer

April 20, 2026

PLEASE VOTE NOW TO AVOID THE EXPENSE OF A FURTHER SOLICITATION

STANDARD PREMIUM FINANCE HOLDINGS, INC.

13590 SW 134th Avenue,

Suite 214

Miami, FL 33186

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2026

The 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) of Standard Premium Finance Holdings, Inc., a Florida corporation (the “Company”), will be held at Three Lakes Clubhouse, 13321 SW 151st Terrace, Miami, Florida 33186 on Friday, June 12, 2026 at 4:00 p.m., for the following purposes:

1.	To elect three (3) members to the Company’s Board of Directors to serve until the 2028 annual meeting of stockholders;

2.	To vote on a non-binding advisory resolution to approve executive compensation;

3.	To vote on the desired frequency of the non-binding advisory vote to approve executive compensation;

4.	To authorize the amendment of the articles of incorporation to remove a provision which requires that the company have 11 members on the board of directors; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on April 13, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

Your attention is directed to the following pages for information on voting and obtaining a paper copy of the proxy materials for the Annual Meeting.

You are cordially invited to attend the Annual Meeting. The Board of Directors encourages you to access the proxy materials and vote in person or by proxy by following the instructions on the following pages.

By Order of the Board of Directors

Margaret Ruiz
Secretary

Miami, Florida

April 20, 2026

STANDARD PREMIUM FINANCE HOLDINGS, INC.

13590 SW 134th Avenue,

Suite 214

Miami, FL 33186

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 12, 2026

About this Proxy Statement

This Proxy Statement is being made available on or about April 20, 2026 to the holders of common stock (the “common stock”) and Series A Convertible Preferred Stock (the “preferred stock”) of Standard Premium Finance Holdings, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 12, 2026, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Voting Instructions for Stockholders of Record

If you hold a stock certificate for shares in your name you are considered a stockholder of record (or registered stockholder) of those shares. You may vote by internet, mail or by attending the Annual Meeting.

Voting on the Internet

•	Go to: https://www.iproxydirect.com/spfx: enter the 12-digit control number from the Notice Card sent to you in the mail and then follow the on-screen instructions.

Voting by Mail

•	Download or Request a paper copy of the proxy card as instructed below.
•	Return your signed and dated proxy card for receipt by 4:00 p.m. on June 12, 2026, the time and date of the Annual Meeting.

Voting in Person

•	You may vote in person at the Annual Meeting, even if you already voted on the internet or by mail and your vote at the meeting will supersede any prior vote.

To Request a Paper Copy of Proxy Materials or Proxy Card for 2026 Annual Meeting of Stockholders:

Stockholders of Record

If you are a stockholder of record and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy.

To order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, fax, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the control number in the shaded bar on the reverse side of the notice or proxy card you received when requesting a set of proxy materials.

•	Internet: Go to https://www.iproxydirect.com/spfx. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
•	Fax: Send your Notice Card sent to you in the mail to 202-521-3464 via fax. You can also include a preference to receive a paper copy for future meetings by including these instructions in the fax.
•	Telephone: Call us free of charge at 1-866-752-8683 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
•	Email: Send email to proxy@iproxydirect.com with “Proxy Materials SPFX” in the subject line. Include in the message your full name and address, plus the 12-digit number located on the Notice Card sent to you in the mail, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

All requests for a paper copy of the proxy materials must be received by May 22, 2026 to facilitate timely delivery.

Instructions for Beneficial Owners of our Shares

If your shares are held in a stock brokerage account or other custodial account, you are considered the Beneficial Owner of shares held in street name.

Beneficial Owners may view the Proxy Materials on the Internet or Request a Paper Copy of the Proxy Materials or Proxy Card for the Annual Meeting by following the instructions on the Notice Card sent to you by your broker or custodian.

Voting Instructions for Beneficial Owners

You may vote by internet, fax, telephone, mail or in person by following the instructions on the Notice Card sent to you by your broker or custodian.

Instructions for Voting in Person for Beneficial Owners

Since you are not a stockholder of record, you may not vote your shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds your shares giving you the right as beneficial owner to vote your shares at the meeting. To request a proxy, follow the instructions on the Notice Card sent to you by your broker or custodian.

Revocability and Voting of Proxy

Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposals No. 2 and three (3) years on Proposal 3 and FOR Proposal 4.

Record Date, Voting Rights and Quorum

Only stockholders of record at the close of business on April 13, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. At that date there were 2,930,698 shares of Common Stock outstanding and 166,000 shares of Series A Convertible Preferred Stock outstanding. At the Annual Meeting, each issued and outstanding share of Common Stock and Series A Convertible Preferred Stock will be entitled to one vote and will vote a single class. The holders of 35% of the 3,096,698 shares of Common Stock and Series A Convertible Preferred Stock present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws established a tiered Board of Directors in 2020 which resulted in three tiers of directors, with each tier of directors serving three-year terms that end in successive years. The Company currently has seven directors. Tier I currently consists of two directors who were elected at the 2024 Annual Meeting to serve until the 2027 annual meeting of stockholders of the Company or until their successors are duly elected and qualified. Tier II currently consists of two directors who were elected at the 2025 Annual Meeting to serve until the 2028 annual meeting of stockholders of the Company or until their successors are duly elected and qualified. Tier III currently consists of three directors who are to be elected at the 2026 Annual Meeting to hold office until the 2029 annual meeting of stockholders of the Company or until their successors are duly elected and qualified.

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the three nominees of the Board of Directors named below.

Each nominee of the Board of Directors has indicated that he is willing and able to serve as director if elected. If any nominee of the Board of Directors becomes unavailable for any reason before the election, proxies will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Vote Required

The three nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted “FOR” all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will have no effect on the election since only votes “FOR” a nominee are counted in order to determine the three nominees with the highest number of votes.

The directors being nominated for election to the Board of Directors (each, a “Nominee”) at the 2026 Annual Meeting and the directors who will continue to serve on the Board of Directors until the 2027 and 2028 annual meeting, their positions and offices held with the Company and certain biographical information are set forth below.

Name	Positions Held with the Company
Director Nominees whose terms expire at the 2026 annual meeting of stockholders:
William Koppelmann	Director, Chairman, President and Chief Executive Officer
Mark Kutner, MD	Director
Scott Howell, MD	Director
Directors whose term will expire at the 2027 annual meeting of stockholders:
Brian Krogol	Director, Chief Financial Officer
James Wall	Director
Directors whose terms will expire at the 2028 annual meeting of stockholders:
Christopher Perrucci	Director
Carl Hoechner	Director

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees of the Board of Directors

The following three nominees, all of whom are current directors of the Company, are the nominees of the Board of Directors for election at the 2026 Annual Meeting. Certain information about the nominees, including their experience, qualifications and, attributes or skills that led the Board to conclude that the nominees should continue to serve as directors of the Company is set forth below.

DIRECTOR NOMINEES WHOSE TERM WILL EXPIRE AT THE 2029 ANNUAL MEETING OF STOCKHOLDERS:

William Koppelmann – Chairman, Board of Directors, President and Chief Executive Officer.

William Koppelmann, age 63, has been the Chairman and President of Standard Premium Finance Holdings, Inc., since its organization in May 2017 and is a co-founder and has been the President of Standard Premium Finance Management Corporation, since its inception in 1997. An entrepreneur with more than 30 years’ experience in the insurance premium finance industry, he is proficient in receivables management, capital-raising and debt restructuring. He currently oversees all aspects of the Company's operations. Mr. Koppelmann has served on the board of the Florida Premium Finance Association for more than 15 years. He is the immediate past president, serving in that capacity for three successive terms. Mr. Koppelmann attended Barry University and Miami Dade College, where he completed his Property and Casualty insurance Certification. He is a member of the Florida Association of Insurance Agents, Professional Insurance Agents Association, Latin American Insurance Association and Independent Insurance Agents of Dade County. William Koppelmann is Margaret Ruiz’s brother. The Board believes that Mr. Koppelmann provides essential insight and expertise concerning the business, operations and strategies of the Company that is needed for the Board’s oversight and decision-making responsibilities.

Mark E. Kutner, MD – Director.

Dr. Mark E. Kutner, age 67, has been a Director of Holdings since its foundation in 2017. Dr. Mark E. Kutner is a practicing physician who maintains a primary care clinical practice in Miami, Florida, which he began in 1998, and a clinical trials practice begun in 1988. Dr. Kutner is a co-founder and presently the Chairman of the Board of Directors of PrimeHealth Physicians, the largest independent primary care practice in South Florida. Dr. Kutner was the founder and is presently Chief Medical Officer of Suncoast Research Group, a clinical trials company since 1994, which has been engaged in phases, 2, 3 and 4 clinical trials for many of the largest pharmaceutical companies in the world and smaller biotech firms who are constantly developing cutting edge medical technologies. He served on the Board of Directors of Orange ACO, a rapidly growing Medicare ACO from 2015-2018. Dr. Kutner is also the founder and first Medical Director of the sleep laboratory at Baptist Hospital of Miami. He is presently the chairman and founding member of Physicians Health Alliance, a value-based management services organization affiliated with United Healthcare. Dr. Kutner is also a co-founder and Board member of two Florida property casualty companies, America Traditions, and Modern USA Property Casualty. Other business interests have included a chain of Costa Rican pharmacies, Farmacia Express, which introduced the country to a toll-free telephone number for the order and delivery of prescriptions to the home, and Colombian sleep labs. Dr. Kutner attended CCNY School of Biomedical Education and graduated from SUNY Stony Brook with a Medical Doctor degree. He completed a residency in Internal Medicine at Northwestern University, and a fellowship at Johns Hopkins University School of Medicine in Pulmonary, Critical Care, and Sleep Medicine, as well as a fellowship at Johns Hopkins School of Hygiene and Public Health in Environmental Health Sciences. He has been board certified in Critical Care Medicine, Internal Medicine, Pulmonary Medicine and Sleep Medicine. He is affiliated with insurance companies, physicians’ groups, ACOs, hospital groups, and private equity planning the future of healthcare in Florida. The Board believes that Dr. Kutner’s experience as a founder, executive and director of a variety of private companies brings valuable experience to the Board in matters such as organizational structure, corporate strategy, operational performance measurement and improvement and governance.

Scott Howell, MD – Director.

Dr. Scott Howell, age 61, has served as a Company director since 2017. Dr. Howell is currently a practicing physician for more than 25 years. Dr. Howell is board certified in Family Practice, Preventative Medicine and Public Health and Addiction Medicine. Presently, Dr. Howell advises healthcare organizations with regulatory, product development, reimbursement and financial modeling for multiple healthcare organizations. Dr. Howell is the medical director at the AIDS Healthcare Foundation Chronic Care Special Needs Plan (C-SNP) since 2019 to the present. In 2018, Dr. Howell launched 11.2 Healthcare, Inc. a private healthcare finance consulting organization concentrating on managed care, medical devices and financing of developmental companies. From 2017 to 2018, Dr. Howell was the Chief Medical Officer at Advantmed, a healthcare analytics and delivery organization. From 2015 to 2017, Dr. Howell was an executive medical director for Heritage Development Organization, for which he participated in national expansion through joint ventures, mergers & acquisitions and by identifying enterprise-wide clinical solutions. From 2008 to 2015, Dr. Howell was the National Senior Medical Director and Chief Medical Officer for Network and Population Health at Optum Insight, responsible for risk adjustment, quality performance, networks, predictive modeling and clinical consulting, including as the Regional Chief Medical Officer (RCMO) for the Northeast Region of Americhoice, Inc. focusing on the Medicaid and Dual SNP populations. From 2000 to 2008, Dr. Howell was the Medical Director for Managed Care at the AIDS Healthcare Foundation, the first HIV SNP in the nation, and was responsible for international consulting in Russia, Ukraine, Guatemala, Honduras, and Haiti. During this period, Dr. Howell was the lead scientific advisor to Management Sciences for Health, the prime contractor for PEPFAR in Haiti. Dr. Howell has a Master’s in Economics from the University of Miami, a Master’s in Public Health and Tropical Medicine, (MPH&TM) from Tulane University, and a Master’s in Business Administration (MBA) from California State University Fresno. Dr. Howell is currently retired from the Air Force after 25 years of service with the rank of Colonel. His last assignment was with the Office of Secretary of Defense (OSD) at the Department of Defense Inspector General (DoDIG) in Special Plans and Operations (SPO). The Board believes that Dr. Howell extensive experience in management and consulting brings to the Board and management perspective on dealing with governmental regulations and growth of its business.

INFORMATION ABOUT THE DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

Brian Krogol – Director, Chief Financial Officer.

Brian Krogol, age 37, has been our Chief Financial Officer since June 2021 and has been a director since June 2021. Mr. Krogol joined Standard Premium Finance Holdings, Inc. as Vice President of Accounting in October 2019. Brian Krogol graduated from the Fisher School of Accounting at the University of Florida with a Master of Accounting (MAcc) in 2011. From 2011-2013, he worked as an auditor with Grant Thornton, an international organization of independent assurance, tax, and advisory firms, gaining audit experience with companies in the health care, manufacturing, distribution, hospitality, restaurant, and financial industries, as well as, experience on 10-Q, 10-K, SOX 404, benefit plan, and IPO engagements for SEC clients, as well as quarter- and year-end engagements for private clients reporting under US GAAP. Mr. Krogol gained recognition for earning the prestigious Elijah Watt Sells award in 2012 for his performance on the Certified Public Accountant examination. Of more than 92,000 candidates who sat for the examination in 2012, only thirty-nine candidates met the criteria for this award. On the tailwind of this award, from 2013-2019, Mr. Krogol operated a private tutoring business, primarily preparing students for the CPA exam, as well as college level accounting, finance, economics, and mathematics courses. During this period, from 2015 to 2018, Mr. Krogol joined Clutch Prep as Lead Business Instructor, designing and maintaining online curriculum, including recording instructional videos for undergraduate level accounting, finance, and economic courses. The board believes that Mr. Krogol provides essential insight into the Company’s financial affairs.

James Wall – Director.

James Wall, age 80, has served as a director of the Company since 2017 and has been a director on the Board of the Company's Standard Premium Finance Management Corporation subsidiary since 2004. Mr. Wall was instrumental in the Board of Directors agreeing to change Standard Premium Finance Management Corporation from a sub chapter "S" corporation to a "C" corporation so that a holding company could be created. In 2005, Mr. Wall retired from a career as a commercial airline pilot where he worked for American Airlines from 1989 until 2005. Notably, he gained industry experience as a commercial loan credit analyst during a furlough period with Eastern Airlines, where he was a commercial pilot for Eastern Airlines from 1973 until its bankruptcy in 1989, also working two years for Atlantic Bank. Mr. Wall joined the United States Navy as a pilot in 1973 and remaining in the Naval Reserve until 1988 when he retired at the rank of Captain. Mr. Wall earned a bachelor’s degree from Wake Forest University, and an MBA from the University of North Florida. The Board believes that Mr. Wall’s long-term service as a director of the Company’s subsidiary provides essential insight into the Company’s operations as well as institutional memory that benefits the entire Board as well as management.

INFORMATION ABOUT THE DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING

Christopher Perrucci, Esq, - Director.

Christopher Perrucci, age 65, has served as a Company director since 2017. Mr. Perrucci has been a licensed attorney in Ohio since 1985 and has over 33 years of legal and business experience focused on contracts, information systems and services, and business management. Currently, Mr. Perrucci engages in the following principal occupations and organizations: C R Perrucci Co., LPA, Law Firm as a Managing Attorney since 2015; SOI Online, LLC, Online Information Company as the President/CEO since 2015 and Max Technologies, LLC, Probation/Parole Monitoring as the President/CEO since 2015. In 2002, Mr. Perrucci founded SOI Online, which provides a retail online service for criminal background checks, OnlineCriminalChecks.com, which he still operates today as the President. Prior to these engagements, Mr. Perrucci had several notable business successes. In 2012, he founded and operated Max Technologies, a unique technology-based monitoring system to assist Ohio Courts and Probation Departments, Ohio parolee supervision and warrant tracking. Mr. Perrucci spent four years with Database Technologies from June 1996 to December 1999, where he served as Vice President and Director of Business Development, responsible for data acquisition, product and database development, and new business development. He assisted the company with its transition to DBT Online and its IPO listing on the NYSE. Prior to that, Mr. Perrucci spent 10 years in product and systems development, licensing, and data acquisition for Lexis-Nexis, the largest legal information company in the world. Mr. Perrucci also served as President of Intellicorp for four years from January 2000 to April 2004, growing the business from $200k and two employees into $4m and 25 employees. He recently completed the acquisition of North Carolina Information Data, Inc., an online provider of retail and wholesale information services to lawyers, bondsman, and general businesses. Mr. Perrucci was born and raised in Indiana and earned a Bachelor of Science degree in Legal Administration from Ball State University in 1982 and a law degree from the University of Dayton, School of Law in 1985. The Board believes that Mr. Perrucci’s experience in information systems aids the Board and management in overseeing the Company’s information technology functions.

Carl C. Hoechner – Director.

Carl C. Hoechner, age 64, has served as a Director for Holdings since its inception in 2017. Mr. Hoechner invested capital in Standard Premium Finance Management Corporation in 2011 and has served as a member of its Board of Directors since 2011. As such, Mr. Hoechner has assisted in to raising several million dollars in Subordinated Notes from many investors. Mr. Hoechner is also an entrepreneur in tourism and real estate. Since 2000 and presently, he has owned and operated the C.L. Hoechner Overseas Tours, Inc. with most of its operations remaining in Europe. He also actively continues his career as a real estate developer, remodeling and selling properties to multinational and foreign investors. Mr. Hoechner was born in the US (Florida), but raised in Oberammergau, DE, Carl Hoechner studied and received the equivalent of a BS in Economics and Tourism from Industry and Trade Chamber of Munich, located in Munich Germany. As a multinational entrepreneur, Mr. Hoechner moved back to the US in 2001, and made his primary residence in Miami, Florida. The Board believes that Mr. Hoechner’s experience as lead investor in the Company’s subordinated notes provides the Board and management with insight into the interests and concerns of the Company’s investors.

Director Independence

The Board of Directors discussed and reviewed whether each nominee is independent within the Company’s corporate governance guidelines which are consistent with the director independence standards established by The Nasdaq Stock Market LLC. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the independent directors in determining independence. The Board has determined that Carl Hoechner, Mark Kutner, MD, James Wall, Chris Perrucci, and Scott Howell, MD, are independent.

Information about the Nominating Process

The Board of Directors has established a Nominating Committee which undertakes the activities of identifying, evaluating and selecting nominees to serve as directors.

Nomination of Director Candidates by Stockholders

The policy of the Nominating Committee is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include the nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected and should be directed to Margaret Ruiz, Corporate Secretary, Standard Premium Finance Holdings, Inc., 13590 SW 134th Avenue, Suite 214, Miami, FL 33186.

Stockholders may nominate candidates for election as directors at the Annual Meeting by attending the meeting and offering the candidates into nomination at the time of the election of directors.

For a stockholder’s nominees to be included in the Company’s Proxy Statement for next year’s annual meeting the stockholder must give timely notice to the Company by the date set forth below under “Stockholder Proposals for Next Annual Meeting.”

Director Qualifications

The Board of Directors has not established any minimum qualifications for nomination as a director of the Company but has identified the following qualities and skills necessary for our directors to possess:

•	Integrity
•	Commitment to enhancing stockholder value
•	Ability to objectively analyze complex business problems and develop creative solutions
•	Pertinent expertise, experience and achievement in education, career and community
•	Familiarity with issues affecting the Company’s business
•	Availability to fulfill time commitment

•	Ability to work well with other directors

Identifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, in identifying nominees for director, the Board does seek to have directors with a diversity of business experience and skills which allow for the expression of diverse viewpoints.

Director Attendance at the 2026 Annual Meeting

The Company expects all of its directors to attend the 2026 annual meeting of stockholders. Six of our directors attended the Annual Meeting held in 2025.

Stockholder Communications with the Board

Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o Margaret Ruiz, Corporate Secretary, Standard Premium Finance Holdings, Inc., 13590 SW 134th Avenue, Suite 214, Miami, FL 33186. Any such communication will be distributed to each of the Company’s directors. A communication addressed to any individual director at the same address will be distributed only to that director.

Board Committees

The Board of Directors of the Company has a standing Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee

The Board adopted its current Audit Committee Charter on April 25, 2022. The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent registered public accounting firm; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent registered public accounting firm; (iii) to receive and consider a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection; and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The members of the Audit Committee are currently Scott Howell, MD, Mark Kutner, MD, and Carl C. Hoechner. The Audit Committee met four times during the fiscal year ended December 31, 2025. The Board has determined that Messrs. Howell, Kutner and Hoechner are “independent” as defined in the rules of the The Nasdaq Stock Market LLC and that Mr. Howell qualifies as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission. A copy of the Audit Committee charter is available at https://www.standardpremium.com/investors.

Compensation Committee

The Board of Directors established the Compensation Committee as a standing committee on December 21, 2020. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to recommend the compensation of the directors, to review and approve the terms of any employment agreements with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s equity compensation and employee benefit plans and grants all awards under the employees stock incentive plan. The members of the Compensation Committee are currently Scott Howell, MD, Mark Kutner, MD, and Christian Hoechner. The Board of Directors determined that Messrs. Howell, Kutner, and Hoechner are considered independent as defined in the rules of the The Nasdaq Stock Market LLC. A copy of the Compensation Committee charter is available at https://www.standardpremium.com/investors.

Nominating Committee

The Board of Directors established the Nominating Committee as a standing committee on December 21, 2020. The principal purposes of the Nominating Committee are to identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select the director nominees of the Board to stand for election at each annual meeting of stockholders. The members of the Nominating Committee are currently Christopher Perrucci, Mark Kutner, MD, and James Wall. The Board of Directors determined that Messrs. Perrucci, Kutner, and Wall are considered independent as defined in the rules of the The Nasdaq Stock Market LLC. A copy of the Nominating Committee charter is available at https://www.standardpremium.com/investors.

Board’s Role in Risk Management

The Board of Directors, through the Audit Committee, works with management to identify and provides oversight of the implementation and operation of the Company’s risk management processes.

Code of Ethics

The Company has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code of business conduct and ethics is available at https://www.standardpremium.com/investors

Attendance at Meetings

During the fiscal year ended December 31, 2025, the Board of Directors held seven meetings, all of which were telephonic. No member of the Board of Directors attended fewer than 75% of the meetings of the Board held in 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended December 31, 2025, other than the following:

William Koppelmann filed a late Form 4 related to the purchase of Common Stock on December 15, 2025.

2025 Director Compensation

The Company did not pay any directors compensation for their service on the Board of Directors during the year ended December 31, 2025. Messrs. Koppelmann and Krogol received compensation for services as executive officers and no compensation for Board service.

Certain Relationships and Related Transactions

All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in The Nasdaq Stock Exchange LLC governance rules.

In the ordinary course of our business, we may enter into transactions with our directors, officers and 5% or greater stockholders.

Creation of Holding Company

In March 2017, the Company entered into an agreement of share exchange with Standard Premium Finance Management Corporation (“Management”) and the shareholders of Management to facilitate the formation of the Company, which acquired all of the issued and outstanding shares of Management in exchange for newly issued shares of Company common stock. Each outstanding share of Management common stock was issued 28.4 shares of Company common stock in the share exchange. As a result, Management became the 100% directly-owned subsidiary of the Company.

Lease Agreement with Marlenko Acquisitions, LLC

The Company’s headquarter office in Miami, Florida is an office condominium owned by Marlenko Acquisitions, LLC. Director and Officer William Koppelmann, Secretary Margaret Ruiz and over 5% shareholder MaryLea Boatwright are the owners and managers of Marlenko Acquisitions, LLC. The Company pays Marlenko rent of $7,472 per month for the facility and pays utilities, taxes and maintenance on the facilities.

Loans to the Company by Officers and Directors

There are five directors and/or officers that have made loans to the company. Our CEO, William Koppelmann, has advanced loans to the corporation through various notes totaling $270,000, maturing from 2027 through 2028, at interest of 8%. Mr. James Wall, director, has made advances of $216,000 that matures in 2029, at interest of 8%. Mr. Robert Mattucci, Vice President, has made advances of $170,000, maturing in 2028 and 2030, at interest of 8%. Mr. Brian Krogol, CFO, has made advances of $202,500, maturing in 2028, at interest of 8%. All interest is paid on a monthly basis, in arrears and the company is current on its payments.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors is responsible for reviewing related party transactions involving directors, executive officers and shareholders. In addition, our Board is responsible for approving all related party transactions between us and any officer, director or stockholder that would potentially require disclosure. The Company has a Business Ethics and Conduct Policy which requires that any potential conflicts of interest must be reported immediately to the Board of Directors, Chief Executive and the Company’s legal counsel.

Director Independence

The Company has chosen to measure the independence of its directors under the definition of independence used by The Nasdaq Stock Market LLC. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the directors in determining independence. Under such definition, the board of directors has determined that Carl Hoechner, Mark Kutner, MD, James Wall, Chris Perrucci, and Scott Howell, MD, are independent directors.

Board of Director’s Leadership Structure and Role in Risk Oversight

The Board of Director’s leadership structure consists of William J. Koppelmann as Chairman of the Board and Chief Executive Officer. The Board has not appointed a lead outside director.

The Board oversees management to assure competent and ethical operation of the Company and to protect stockholder interests. The Board regularly reviews the Company’s operations and financial results with Company management and discusses expansion plans and budgetary matters. The Board is advised of the ongoing risk management policies of the Company’s operations and supports the Company in identifying, assessing, managing and mitigating risks.

Insider Trading Policy

The Company has adopted insider trading policies and procedures which are applicable to the Company’s directors, officers, and consultants and employees with access to confidential information. These policies and procedures cover the purchase, sale and other dispositions of Company securities and are designed to promote compliance with insider trading laws, rules and regulations.

Equity Grant Policy Disclosure

The employment agreements with the Company’s President and Chief Financial Officer contain periodic future equity grants to such officers. Other equity grants are discretionary and are not made on any particular schedule. The Compensation Committee takes material non-public information into account when determining the timing and terms of equity awards. The Company does not time the disclosure of material information for the purpose of affecting the value of equity compensation.

Director, Officer and Employee Hedging Policy

The Company’s insider trading guidelines and procedures prohibit our Directors, Officers, and employees and consultants who have access to confidential Company information from selling short or from trading, writing, or purchasing “put” or “call” options on the Company’s common stock.

INFORMATION ABOUT THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

M&K CPAs, PLLC, is the Company’s independent registered public accounting firm. Representatives of M&K CPAs, PLLC, are expected to be present at the Annual Meeting in person or by conference telephone and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. M&K CPAs, PLLC, has been our independent registered public accounting firm since the quarter ended March 31, 2026.

Fees billed for services provided by our independent registered public accounting firms for 2025 and 2024 were as follows:

	Year Ended December 31,
Types of Fees	2025	2024
Audit Fees (1)	$75,396	$71,070
Audit-Related Fees (2)	—	—
Tax Fees (3)	2,500	2,500
Other Fees (4)	—	—
Total Fees	$77,896	$73,570

__________

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and professional services rendered in connection with our filing of our annual Form 10-K, quarterly Form 10-Q, and other services that are normally provided by Stephano Slack, LLC and Assurance Dimensions, LLC, during the periods presented in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above.

Change in Registered Public Accountant

On March 27, 2026, the Company received the resignation of Stephano Slack, LLC as our independent registered public accountant, effective immediately. The resignation of Stephano Slack, LLC was approved by the Audit Committee of the Board of Directors.

The report of Stephano Slack, LLC on the Company’s financial statements for the year ended December 31, 2025 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principle. The report on the Company’s financial statements for the year ended December 31, 2024 was issued by its prior independent registered audit firm and did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2025 and 2024 and the subsequent interim period through March 27, 2026, the Company has not had any disagreements with Stephano Slack, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Stephano Slack, LLC’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2025 and 2024 and the subsequent interim period through March 27, 2026, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Stephano Slack, LLC with a copy of the disclosures it made on Form 8-K prior to the time the Form 8-K was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that Stephano Slack, LLC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Stephano Slack, LLC’s letter, dated March 31, 2026, is attached to the Current Report on Form 8-K filed on March 31, 2026 as Exhibit 16.1.

On March 30, 2026, the Audit Committee of the Board of Directors of the Company engaged M&K CPAs, PLLC to serve as the Company’s independent registered public accounting firm.

During the two most recent fiscal years ended December 31, 2025 and 2024 and through the date the Company selected M&K CPAs, PLLC as its independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted M&K CPAs, PLLC regarding any accounting or auditing issues involving the Company, including (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On April 18, 2025, the Company received the resignation of Assurance Dimensions, LLC as our independent registered public accountant, effective immediately. The resignation of Assurance Dimensions, LLC was approved by the Audit Committee of the Board of Directors.

The reports of Assurance Dimensions, LLC on the Company’s financial statements for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2024 and 2023 and the subsequent interim period through April 18, 2025, the Company has not had any disagreements with Assurance Dimensions, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Assurance Dimensions, LLC’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2024 and 2023 and the subsequent interim period through April 18, 2025, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Assurance Dimensions, LLC with a copy of the disclosures it made on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that Assurance Dimensions, LLC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Assurance Dimensions, LLC’s letter, dated April 18, 2025, is attached to the Form 8-K filed on April 18, 2025 as Exhibit 16.1.

On April 21, 2025, the Audit Committee of the Board of Directors of Standard Premium Finance Holdings, Inc. (the “Company”) engaged Stephano Slack, LLC to serve as the Company’s independent registered public accounting firm.

During the two most recent fiscal years ended December 31, 2024 and 2023 and through the date the Company selected Stephano Slack, LLC as its independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted Stephano Slack, LLC regarding any accounting or auditing issues involving the Company, including (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with the Company’s management and Stephano Slack, LLC, the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2025 fiscal year. The Audit Committee has also discussed with Stephano Slack, LLC, the matters required to be discussed pursuant to Auditing Standard No. 1301 issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from Stephano Slack, LLC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Stephano Slack, LLC, its independence from the Company.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2025 fiscal year for filing with the SEC.

Respectfully submitted,
Scott Howell, MD
Mark Kutner, MD
Carl C. Hoechner

Audit Committee’s Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its independent registered public accounting firm in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

The Audit Committee pre-approved all of the fees described above.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of April 13, 2026 by (i) each stockholder who is known by the Company to own beneficially more than five percent of any class of the Company’s voting securities, (ii) each current director of the Company, (iii) each of the Company’s current executive officers, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the listed stockholders hold sole voting and investment power over their respective shares. The information as to each person or entity is based upon the Company’s records and information provided to the Company.

Name	Common Stock			Series A Convertible Preferred Stock
	Number of Shares (a)		Percent of Class (a)	Number of Shares	Percent of Class
William Koppelmann	821,267	(b)	25.1%
Brian Krogol	101,276	(c)	3.1%	2,000	1.2%
Carl C. Hoechner	172,300	(d)	5.3%
Mark Kutner, MD	176,500	(e)	5.4%	50,000	30.1%
James Wall	78,256	(f)	2.4%
Chris Perrucci	66,500	(g)	2.0%
Scott Howell, MD	66,500	(h)	2.0%
Victor Galliano	43,259	(i)	1.3%
Robert Mattucci	39,303	(j)	1.2%
Margaret Ruiz	27,478	(k)	<1%

All Officers and Directors as a Group (10 persons)	1,456,839		48.6%

Shareholders with greater than 5%:
MaryLea Boatwright	286,748		8.8%

(a)	A party is deemed to be a beneficial owner of shares that can be acquired by such person within 60 days from April 13, 2026, upon their exercise of options and warrants. Each beneficial owner’s percentage of ownership is determined by assuming that options and warrants that are held by such party (but not those held by any other party) and are exercisable or convertible by such party within 60 days from that date have been so exercised or converted.
(b)	Consists of (i) ) 811,267 shares owned by Mr. Koppelmann directly and (ii) 10,000 shares issuable upon exercise by Mr. Koppelmann of five-year stock options at an exercise price of $4.95 per share.
(c)	Consists of (i) 91,276 shares owned by Mr. Krogol directly and (ii) 10,000 shares issuable upon exercise by Mr. Krogol of ten-year stock options at an exercise price of $4.50 per share.
(d)	Consists of 172,300 shares owned by Mr. Hoechner directly.
(e)	Consists of (i) 126,500 shares owned by Dr. Kutner directly and (ii) 50,000 shares issuable upon exercise of Class W4A five-year warrants at an exercise price of $4.00 per share.
(f)	Consists of 78,256 shares owned by Mr. Wall directly.
(g)	Consists of 66,500 shares owned by Mr. Perrucci directly.
(h)	Consists of 66,500 shares owned by Mr. Howell directly.
(i)	Consists of (i) 15,359 shares owned by Mr. Galliano directly and (ii) 27,900 shares issuable upon exercise of ten-year stock options at an exercise price of $0.80 per share.
(j)	Consists of (i) 11,403 shares owned by Mr. Mattucci directly and (ii) 27,900 shares issuable upon exercise of ten-year stock options at an exercise price of $0.80 per share.
(k)	Consists of (i) 17,478 shares owned by Ms. Ruiz directly and (ii) 10,000 shares issuable upon the exercise of ten-year stock options at an exercise price of $0.80 per share.

Address of William J. Koppelmann, Carl C. Hoechner, Mark Kutner, James Wall, Chris Perrucci, Scott Howell, Victor Galliano, Robert Mattucci, Margaret Ruiz, and Brian Krogol is 13590 SW 134th Avenue, Suite 214, Miami, FL 33186. Address of MaryLea Boatwright is 3889 Admiral Drive, Chamblee, GA 30341.

EXECUTIVE OFFICERS

Our current executive officers are:

Name	Principal Position
William Koppelmann	Chief Executive Officer, President
Brian Krogol	Chief Financial Officer
Robert Mattucci	Vice President of Sales
Victor Galliano	Vice President of Marketing
Margaret Ruiz	Operations Manager and Secretary

Information about William Koppelmann and Brian Krogol is contained in “Election of Directors” above.

Robert Mattucci – Vice President of Sales

Robert Mattucci, age 61, has been our Vice President of Sales since September 2019 overseeing sales throughout the nation. Originally hired as a marketing representative for the west coast of Florida in 2006, Mr. Mattucci was directly responsible for achieving a 300% growth in sales over a 3-year period in the region. His primary duties involve the recruitment and training of all new sales personnel. After being promoted to National Sales Manager in 2009, Mr. Mattucci developed sales operations in Dallas, Atlanta and Charlotte.

Victor Galliano – Vice President of Marketing

Victor Galliano, age 61, has been the Vice President of Marketing for Holdings since September 2019 and works for SPFMC since 2008. Victor Galliano has over 25 years of sales experience working in the insurance premium finance industry. In January 2008, Mr. Galliano became regional sales manager for Standard Premium Finance and has been recognized as the lead sales representative every year thereafter. With his vision and efforts, he was able to expand sales statewide. In 2012, he was promoted to VP of Sales for Florida and was responsible for developing and implementing a statewide sales strategy that led to yearly organic growth. During this time, he also helped launch various national sales campaigns and trained junior sales staff members. In addition, Mr. Galliano earned an MBA, with a specialization in accounting, from St. Thomas University in 2001.

Margaret Ruiz – Operations Manager and Secretary

Margaret Ruiz, age 64, has been our Operations Manager and Secretary since 2017. Since August 2000, she has served as Operations Manager of Standard Premium Finance Management Corporation. Prior to joining Standard Premium Finance Management Corporation in August 2000, Margaret Ruiz gained nearly 20 years of commercial banking experience with SunTrust Bank from 1980 to 1997 and Office Manager at Professional Therapeutic Alternatives from 1997 to 2000. Her early career in Human Resources was spent in recruiting and employment matters. She was responsible for the nonexempt staffing for SunTrust’s 1500 employees. Ruiz is proficient in computer operations, having worked for three years in the bank’s data center, acting as liaison for branch personnel in all aspects of technical issues related to retail banking. Ms. Ruiz is an integral part of the Company’s management, in charge of the day to day operations and the supervision of 12 staff members. She oversees the customer service provided to more than 600 agents and agencies throughout the Southeast United States and Texas. Ms. Ruiz is involved in most aspects of audit requirements imposed by the Company’s lender and governing entities, ensuring compliance by administering strict internal control procedures. Most notable of Ms. Ruiz’s recent accomplishments is the successful overhaul of the operating system, converting over 20,000 customer records and implementing new procedures. Margaret Ruiz is William Koppelmann’s sister.

EXECUTIVE COMPENSATION

Overview and Objectives

We believe our success depends on the continued contributions of our named executive officers. We have established our executive compensation program to attract, motivate, and retain our key employees in order to enable us to maximize our profitability and value over the long term. Our policies are also intended to support the achievement of our strategic objectives by aligning the interests of our executive officers with those of our shareholders through equity-based compensation. We expect that our compensation program will continue to be focused on building long-term shareholder value by attracting, motivating and retaining talented, experienced executives and other key employees. Currently, our Compensation Committee oversees the compensation programs for our executive officers.

Elements of Compensation

Historically, we have compensated our named executive officers with annual base salaries, annual cash bonuses, and employee benefits. Additionally, our named executive officers may be awarded equity incentives in the form of stock purchase warrants and stock purchase options. We expect that these elements will continue to constitute the primary elements of our compensation program, although the relative proportions of each element, and the specific plan and award designs, will likely evolve as we become a more established public company.

Base Salary

Base salary is the fixed annual compensation we pay to each of our named executive officers for carrying out their specific job responsibilities. Base salaries are a major component of the total annual cash compensation paid to our named executive officers. Base salaries are determined after taking into account many factors, including (a) the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position; (b) the need to recognize each officer’s unique value and demonstrated individual contribution, as well as future contributions; (c) the performance of the company and each officer; and (d) salaries paid for comparable positions in similarly-situated companies.

For the amounts of base salary that our named executive officers received in 2025 and 2024, see the Summary Compensation Table contained in this Proxy Statement.

Our Compensation Committee reviews the base salaries for each named executive officer periodically as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, considers individual and company performance over the course of the relevant time period. The Board may make adjustments to base salaries for named executive officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the named executive officer’s responsibilities, (b) the named executive officer’s job performance, and (c) the level of compensation paid to senior executives of other companies with whom we compete for executive talent, as estimated based on publicly available information and the experience of our directors.

Annual Cash Bonuses

Annual cash bonuses are determined at the discretion of our Board. At this time, there is a defined bonus plan for the CEO and CFO. For the fiscal years ended December 31, 2025 and 2024, all of our named executive officers were awarded cash bonuses as set forth in the Summary Compensation Table contained in this Proxy Statement.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to all of our employees.

Risk Considerations

The Compensation Committee considers whether the Company’s compensation policies and practices for both executives and other employees encourage unnecessary or excessive risk taking.

Base salaries are not believed to encourage excessive risk taking. The Company’s bonus compensation and equity compensation practices do not focus on achievement of annual Company and/or individual performance goals and are not believed to encourage unnecessary or excess risk taking.

Pension Benefits

We have not maintained and do not currently maintain a defined benefit pension plan or a supplemental executive retirement plan. Instead, our employees, including our named executive officers, may participate in a retirement plan intended to provide benefits under section 401(k) of the Code (the “401(k) Plan”) pursuant to which employees are allowed to contribute a portion of their base compensation to a tax-qualified retirement account in a defined safe harbor 401(k) Plan, subject to limitations.

Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

We have not had and do not currently have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

2019 Equity Incentive Plan

On December 17, 2019, the Board of Directors of the Company adopted the 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the award of Incentive or Non-Statutory Stock Options, Stock Purchase Rights, Stock Awards and Unrestricted Stock. Awards may be granted under the 2019 Plan to employees, directors and consultants of the Company and our parents and subsidiaries. A maximum of 300,000 shares of common stock is available for issuance under the 2019 Plan. As of April 13, 2026, 79,118 shares are available for awards under the 2019 Plan.

Employment Agreements with Named Executive Officers

In March 2025 we entered into amended and restated employment agreements with William Koppelmann, our Chairman, President and Chief Executive Officer and Brian Krogol, our Chief Financial Officer that sets forth the terms and conditions of these executive’s employment with us. The employment agreements have five (5) year terms and automatically extend for an additional year at the expiration of the original five year term and each extension term unless the Company notifies the executive that the agreement will not be extended. The agreements entitle the executives to annual base salaries and eligibility to earn cash bonuses under our annual cash incentive programs. As a condition to their employment, our named executive officers entered into non-competition, non-solicitation agreements, non-disparagement and proprietary information and inventions assignment agreements.

William Koppelmann

The Amended and Restated Employment Agreement provides for the following compensation:

(a) Base salary at the rate of $280,000 per year.

(b) An annual bonus pursuant to a Performance Based Cash Award Agreement with a target annual bonus of 100% of base salary based on the geographical diversification and size of the Company’s loan portfolio (up to 30% of the target annual bonus), the pro forma annual revenues of mergers and acquisitions transactions (up to 40% of the target bonus), and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 30% of the target bonus).

(c) A one-time grant of 25,000 performance based restricted stock units (RSU) under the Company’s Equity Incentive Plan. Each RSU converts to one share of common stock upon vesting. Vesting of the RSUs is subject to the pro forma annual revenues of mergers and acquisitions transactions (up to 70% of the target bonus) and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 30% of the target bonus).

(d) A grant of 5,000 RSUs which will vest and convert to one share of common stock at the rate of 1,000 per year based on Mr. Koppelmann’s continued employment with the Company through December 31 of 2025 through 2029. If Mr. Koppelmann’s employment is terminated by the Company without cause or after a change of control of the Company or should Mr. Koppelmann terminate his employment for good reason any unvested RSUs will thereupon vest. If Mr. Koppelmann’s employment is terminated for cause or by Mr. Koppelmann without good reason the unvested RSUs will expire.

Mr. Koppelmann shall also be entitled to participate in all benefits available to the Company’s senior executive officers.

Brian Krogol

The Amended and Restated Employment Agreement provides for the following compensation:

(a) Base salary at the rate of $180,000 per year.

(b) An annual bonus pursuant to a Performance Based Cash Award Agreement with a target annual bonus of 100% of base salary based on the geographical diversification and size of the Company’s loan portfolio (up to 30% of the target annual bonus), the pro forma annual revenues of mergers and acquisitions transactions (up to 40% of the target bonus), and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 30% of the target bonus).

(c) A one-time grant of 12,500 performance based restricted stock units (RSU) under the Company’s Equity Incentive Plan. Each RSU converts to one share of common stock upon vesting. Vesting of the RSUs is subject to the pro forma annual revenues of mergers and acquisitions transactions (up to 70% of the target bonus) and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 30% of the target bonus).

(d) A grant of 5,000 RSUs which will vest and convert to one share of common stock at the rate of 1,000 per year based on Mr. Krogol continued employment with the Company through December 31 of 2025 through 2029. If Mr. Krogol’s employment is terminated by the Company without cause or after a change of control of the Company or should Mr. Krogol terminate his employment for good reason any unvested RSUs will thereupon vest. If Mr. Krogol’s employment is terminated for cause or by Mr. Krogol without good reason the unvested RSUs will expire.

Mr. Krogol shall also be entitled to participate in all benefits available to the Company’s senior executive officers.

The above summary of the amended and restated employment agreements and related agreements is not complete and is qualified by reference to the terms of the agreements, copies of which are filed as exhibits to the Company’s Current Report on Form 8-K filed on April 2, 2025 and the Company’s Annual Report on Form 10-K filed on March 20, 2026.

With the approval of the Board of Directors, on March 1, 2020 the Company has entered into written employment agreements with our Vice President of Marketing, Victor Galliano, and Vice President of Sales, Robert Mattucci. These employment agreements are “at will” and do not provide for a specified term of employment. These employment agreements protect the Company’s interests following termination of employment by prohibiting the executives from disclosing or utilizing the Company’s confidential information, as defined in the agreements, and return of all Company documents.

Potential Payments Upon Termination or Change in Control

The employment agreements with Mr. Koppelmann and Mr. Krogol provide that they are entitled to receive a severance benefit equal to one (1) times their base salary and 18 months of COBRA insurance coverage in the event that their employment was terminated by the Company either without “Cause” or by them for “Good Reason.” We also provide additional executive severance benefits in the event of a “Change in Control.” In the event either Mr. Koppelmann or Mr. Krogol were to be terminated on or within 18 months of a “Change in Control” either without “Cause” or by him for “Good Reason,” Mr. Koppelmann and Mr. Krogol would be entitled to receive a severance benefit equal to two (2) times their base salary and target annual bonus amount, 18 months of COBRA insurance coverage and prorated target annual bonus for the year of termination. The named executive officers would also be entitled to immediate vesting of all unvested equity or equity-based awards that vest solely based on the passage of time, with any awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable performance-based award agreement.

Termination After Non-renewal of Employment Agreement

Termination of the employment of Mr. Koppelmann or Mr. Krogol without renewal within thirty (30) days after the end of the then current term of their employment agreements shall be considered a termination by the Company without Cause which occurred prior to the end of the then current term and entitle the terminated executive to termination payments due for a termination without cause having occurred prior to the end of the term for purposes thereof.

The following table shows the potential payments and benefits that would be received by each of our named executive officers who were entitled to receive such payments and benefits due to termination by the Company without Cause or by the named executive officer for Good Reason or termination after non-renewal of employment agreement. The amounts reported have been calculated based on the assumption that the employment termination took place on December 31, 2025.

Name	Benefits Payable on Termination after Non-Renewal within 30 Days of the end of the Initial or Renewal Term	Benefits Payable on Termination Without Cause / for Good Reason not within 18 months of a Change of Control	Benefits Payable on Termination Without Cause / for Good Reason within 18 months of a Change of Control
William Koppelmann
Severance Payments	$825,000	$825,000	$1,100,000
Equity Benefits	$56,400	$56,400	$56,400
Brian Krogol
Severance Payments	$525,000	$525,000	$700,000
Equity Benefits	$32,900	$32,900	$32,900

Summary Compensation Table

The following table sets forth information concerning the compensation of our chief executive officer, our chief financial officer, and our other most highly compensated executive officer serving during fiscal 2025 (the “named executive officers”)

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Equity Awards ($) (3)	Total ($)
William Koppelmann,	2025	275,000	101,965	7,813	384,778
Chief Executive Officer	2024	275,000	7,168	—	282,168
Brian Krogol	2025	175,000	64,666	4,856	244,522
Chief Financial Officer	2024	175,000	4,601	—	179,601
Victor Galliano	2025	183,855	1,522	—	185,377
Vice President of Sales	2024	192,081	1,522	—	193,603

______________

(1)	Salary and Commissions paid through payroll
(2)	Cash bonuses paid through payroll
(3)	Fair Value of Restricted Stock Unit (RSU) Awards at Grant Date. The $7,813 award for Mr. Koppelmann is comprised of (i) 1,000 RSUs vesting on December 31, 2025 and and (ii) 3,112 RSUs related to performance-based criteria for the fiscal year ended December 31, 2025. The $4,856 award for Mr. Krogol is comprised of (i) 1,000 RSUs vesting on December 31, 2025 and (ii) 1,556 RSUs related to performance-based criteria for the fiscal year ended December 31, 2025.

Outstanding Equity Awards Table

The following tables sets forth outstanding equity awards for our named executive officers at December 31, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards
Name	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date
William Koppelmann	10,000	$4.95	June 28, 2027
Brian Krogol	10,000	$4.50	June 28, 2032
Victor Galliano	27,900	$0.80	February 28, 2030

Note: The stock options issued under the Equity Incentive Plan vested over a two-year period from the grant date.

RSU Awards
Name	RSU awards (#)	RSU grant date price
William Koppelmann	4,000	$1.90
Brian Krogol	4,000	$1.90
Victor Galliano	—	—

Note: 8,000 RSU Awards issued under the Equity Incentive Plan vest over a five-year period from the grant date. Upon vesting, each RSU is converted to one share of our common stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing description of our Executive Compensation. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that such description be included in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.

Respectfully submitted,
Christian Hoechner
Scott Howell, MD
Mark Kutner, MD

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors is providing the Company’s stockholders the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and the related disclosures concerning executive compensation.

The primary objectives of our executive compensation program are to:

•	enable the Company to recruit, retain and motivate skilled and knowledgeable executives;

•	ensure that executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking incentive compensation to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

The Board of Directors believes that the achievement of these objectives is important to the Company’s long-term success and requests stockholder approval the compensation of our named executive officers as disclosed in this Proxy Statement by adopting the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the definitive Proxy Statement for this meeting, is hereby approved.”

While the Board of Directors intends to carefully consider the stockholder vote on the proposal, the final vote will not be binding on the Board and is advisory in nature.

Vote Required

The affirmative vote of a majority of the voting shares of voting stock present at the Annual Meeting and voting on the proposal as a single class is required to approve the compensation of the named executive officers as disclosed in this Proxy Statement. Abstentions and broker non-votes have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. PROXIES WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL NO. 3

FREQUENCY OF ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This proposal provides the Company’s stockholders the opportunity to inform the Board as to how often they wish the Company to include a proposal, similar to Proposal No. 3 in this Proxy Statement, to approve the Company’s executive compensation program. The Board of Directors believes that an advisory vote on the approval of executive compensation should take place every three years. The Board believes that such frequency is sufficient to keep it advised of the stockholders’ opinion of the Company’s executive compensation program. The Board will consider the results of the voting on this proposal in determining the frequency of the advisory vote on executive compensation but the vote is not binding on the Board and is advisory in nature.

The proxy allows the stockholders to vote on the frequency of the advisory vote on executive compensation:

•	Three years;

•	Two years; or

•	One year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION EVERY THREE YEARS. PROXIES WILL BE VOTED FOR A “THREE YEAR” FREQUENCY ON THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL NO. 4

TO AUTHORIZE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO REMOVE A PROVISION WHICH REQUIRES THAT THE COMPANY HAVE 11 MEMBERS ON THE BOARD OF DIRECTORS

On January 8, 2020 the Company amended Article 9 of its Articles of Incorporation to require that the Company have 11 members on its Board of Directors. The Board of Directors believes it is appropriate for the Board of Directors to have flexibility in the number of directors and passed a By-law to have a minimum of five (5) directors and a maximum of fifteen (15) directors. The Board currently has seven (7) directors. The Amendment would not have any impact on the composition or function of the Board of Directors. The Board believes that seven (7) directors are currently sufficient for the Board to perform its duties.

Stockholders will not be entitled to rights of appraisal in connection with the proposed Amendment.

Vote required

The affirmative vote of the holders of a majority of the voting rights outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO REMOVE A PROVISION IN ARTICLE 9 OF THE ARTICLES OF INCORPORATION WHICH REQUIRES THAT THE COMPANY HAVE 11 MEMBERS ON THE BOARD OF DIRECTORS.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company anticipates that it will hold its 2027 Annual Meeting of Stockholders on or about June 11, 2027. Any stockholder of record desiring to submit a proposal for action at the 2027 Annual Meeting of Stockholders and who wishes such proposal to appear in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s Corporate Secretary at 13590 SW 134th Avenue, Suite 215, Miami, FL 33186 no later than December 7, 2026 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-K

The Company’s financial statements for the year ended December 31, 2025 are included in the Company’s 2025 Annual Report on Form 10-K, which was filed with the SEC on March 20, 2026, which is available on the Internet at https://www.standardpremium.com/investors.

Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 without charge by requesting it in writing from Margaret Ruiz, Corporate Secretary, Standard Premium Finance Holdings, Inc., 13590 SW 134th Avenue, Suite 214, Miami, FL 33186.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors
April 20, 2026
Margaret Ruiz
Secretary

PROXY CARD
STANDARD PREMIUM FINANCE HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JUNE 12, 2026 AT 4 PM

CONTROL ID:

REQUEST ID:

The undersigned hereby appoints William Koppelmann and Brian Krogol, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock and Series A Preferred Stock of STANDARD PREMIUM FINANCE HOLDINGS, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 12, 2026 at Three Lakes Clubhouse, 13321 SW 151st Terrace, Miami, Florida 33186 at 4:00 p.m., and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL NO. 2 AND "THREE YEARS" FOR PROPOSAL NO. 3 AND "FOR" PROPOSAL NO. 4.

The Board of Directors recommends a vote **FOR** all the director nominees listed and **FOR** Proposal 2 and **THREE YEARS** for Proposal 3 and **FOR** Proposal 4.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/SPFX
PHONE:	1-866-752-VOTE(8683)

↓ Please ensure you fold then detach and retain this portion of this Proxy ↓

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	**FOR**	**WITHHOLD**	
Election of Directors:				
01 – William Koppelmann		☐	☐	**CONTROL ID:**
02 – Mark Kutner, MD		☐	☐	**REQUEST ID:**
03 – Scott Howell, MD		☐	☐	

Proposal 2	→	**FOR**	**AGAINST**	**ABSTAIN**
Advisory resolution to approve executive compensation.		☐	☐	☐

Proposal 3	→	**3 Years**	**2 Years**	**1 Year**	**ABSTAIN**
To vote on the desired frequency of the non-binding advisory vote to approve executive compensation.		☐	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

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THE BOARD OF DIRECTORS RECOMMENDS VOTING 'FOR' PROPOSALS 1 AND 2, 'THREE YEARS' FOR PROPOSAL 3, AND 'FOR' PROPOSAL 4.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2026

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)